Exhibit 32

Section 1350 Certification
The undersigned hereby certifies that, to his or her knowledge, (i) the Form 10-Q filed by Carolina Trust BancShares, Inc. (the "Issuer") for the quarter ended September 30, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

CAROLINA TRUST BANCSHARES, INC.

Date: November 13, 2017	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

Date: November 13, 2017	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer